Exhibit 99.1

Dave Announces First Quarter 2023 Results

Q1 GAAP Revenue up 38% Year Over Year to $58.9 Million; Transaction-Based Revenue up 91%

Q1 Net Loss Improves by 57% Year Over Year; Adj. EBITDA Loss Reduced 75% to $4.5 Million

Reiterates 2023 Financial Outlook and Maintains Nearly $200 Million Available Liquidity

LOS ANGELES, CA – May 9, 2023 – Dave Inc. (the “Company”) (Nasdaq: DAVE, DAVEW), one of the leading U.S. neobanks, today reported its financial results for the first quarter ended March 31, 2023.

“We made significant progress on our path to profitability, as reflected by another quarter of improved variable margin, Adjusted EBITDA and net loss,” said Jason Wilk, Founder and Chief Executive Officer of Dave. “Q1 revenue was in-line with our expectations as demand for ExtraCash is typically softest in the first quarter due to tax refunds. As a result, we moderated marketing investment, which, in combination with the sequential variable margin expansion, allowed us to more than halve our Adjusted EBITDA loss for the second consecutive quarter. Our outlook remains positive, and we look forward to delivering on our 2023 revenue and profitability targets supported by normalized seasonal demand, increased marketing investment and ongoing product enhancements in the quarters ahead.”

Quarterly Financial Highlights ($ in millions unless otherwise noted)

	1Q22	2Q22	3Q22	4Q22	1Q23
GAAP Operating Revenues, Net	$42.6	$45.8	$56.8	$59.6	$58.9
% Change vs. prior year period	24%	23%	41%	45%	38%
Non-GAAP Operating Revenues*	$43.7	$47.0	$58.6	$61.8	$60.6
% Change vs. prior year period	23%	22%	41%	46%	39%
Non-GAAP Variable Profit Margin*	41%	39%	42%	41%	56%
GAAP Net Loss	($32.8)	($27.1)	($47.5)	($21.5)	($14.0)
Adjusted EBITDA (Loss)*	($18.3)	($28.5)	($28.5)	($11.8)	($4.5)

*	See reconciliation of the non-GAAP measures at the end of the press release.

First Quarter 2023 Operating Highlights (vs. Q1 2022)

•	Added 587,000 New Members while reducing customer acquisition cost by ~39%.

•	Monthly Transacting Members (“MTMs”) increased 34% to 2.0 million. Transactions per MTM increased 19% to 5.4.

•	ExtraCash originations increased 46% to $798 million, while the 28-Day delinquency rate improved 67 basis points to 2.60%.

•	Dave Debit Card spend increased 62% to $295 million compared to $182 million.

•	For a full review of the Company’s KPIs, please refer to the Company’s Q1 2023 Earnings Presentation which can be found at https://investors.dave.com/news-events/presentations.

Liquidity Summary

The Company had $196 million of cash and cash equivalents, marketable securities, short-term investments and restricted cash as of March 31, 2023. This compares to $193 million at December 31, 2022. This increase in available liquidity was driven by the operating performance of the business, including greater ExtraCash settlements associated with strong credit performance and the seasonally-driven reduction of ExtraCash originations. The Company did not increase utilization of its debt facility in the quarter.

2023 Financial Outlook

For fiscal year 2023, the Company continues to expect the following:

•	Non-GAAP operating revenue between $235 million - $260 million, reflecting annual growth of 11% - 23%;

•	Non-GAAP variable margin to expand to 43% - 47%, representing approximately 200 bps - 600 bps improvement from 2022; and

•	Adjusted EBITDA (Loss) between ($50) million - ($35) million, improving approximately 43% - 60% from 2022.

Dave CFO Kyle Beilman commented: “We are on track to achieve our revenue, variable margin and Adjusted EBITDA guidance in 2023. We plan to prudently scale marketing investments over the coming two quarters to accelerate growth, which, in combination with normalized variable margin, will increase Adjusted EBITDA losses in those two periods. With the expected additional scale from those marketing investments, in conjunction with the improvements we’ve achieved on our unit economics to date, we’re well positioned to achieve our target of turning Adjusted EBITDA profitable in 2024. We continue to believe we have ample liquidity to deliver on our growth plan without the need to raise equity capital.”

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time on Tuesday, May 9, 2023, to discuss the results for its first quarter ended March 31, 2023.

Dave management will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, May 9, 2023

Time: 4:30 p.m. Eastern time

Dial-in number: (800) 715-9871

Live webcast registration link: here

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (NASDAQ: DAVE) is one of the leading U.S. neobanks and a pioneer in financial services, using disruptive technology to provide best in class banking services to millions of members, at a fraction of the cost compared to incumbents. The anchor of our banking value proposition, ExtraCash™ Account, provides up to $500 of short term, interest free overdraft advances to members within minutes of joining. To learn more, visit: www.dave.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, fiscal year 2023 guidance, expected timing of meeting Adjusted EBITDA profitability, plans for marketing spend and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding direct loan origination costs, ATM fees, and interchange fees. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues excluding non-GAAP operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitates an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended March 31, 2023 and 2022.

Certain Other Terms

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Kira Sarkisian

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Operating revenues:
Service based revenue, net	$52.6	$39.3
Transaction based revenue, net	6.3	3.3

Total operating revenues, net	58.9	42.6
Operating expenses:
Provision for credit losses	12.0	13.8
Processing and servicing costs	7.1	6.5
Advertising and marketing	9.4	12.2
Compensation and benefits	24.4	17.9
Other operating expenses	18.5	14.8

Total operating expenses	71.4	65.2

Other expenses (income):
Interest expense, net	1.6	1.5
Other strategic financing and transactional expenses	—	1.0
Changes in fair value of earnout liabilities	—	(2.0)
Changes in fair value of derivative asset on loans to stockholders	—	5.6
Changes in fair value of public and private warrant liabilities	(0.1)	4.1

Total other expenses	1.5	10.2

Net loss before provision for income taxes	(14.0)	(32.8)

Provision for income taxes	—	—

Net loss	$(14.0)	$(32.8)

DAVE INC.

RECONCILIATION OF OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Operating revenues, net	$58.9	$42.6
ExtraCash origination and ATM-related costs	1.7	1.1

Non-GAAP operating revenues	$60.6	$43.7

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Operating expenses	$71.4	$65.2
Non-variable operating expenses	(44.8)	(39.3)

Non-GAAP variable operating expenses	$26.6	$25.9

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Non-GAAP operating revenues	$60.6	$43.7
Non-GAAP variable operating expenses	(26.6)	(25.9)

Non-GAAP variable profit	$34.0	$17.8

Non-GAAP variable profit margin	56%	41%

DAVE INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(14.0)	$(32.8)
Interest expense, net	1.6	1.5
Provision for income taxes	—	—
Depreciation and amortization	1.2	1.1
Stock-based compensation	6.8	3.2
Other strategic financing and transactional expenses	—	1.0
Changes in fair value of earnout liabilities	—	(2.0)
Changes in fair value of derivative asset on loans to stockholders	—	5.6
Changes in fair value of public and private warrant liabilities	(0.1)	4.1

Adjusted EBITDA	$(4.5)	$(18.3)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	March 31, 2023	December 31, 2022
Cash, cash equivalents and restricted cash	$52.5	$23.7
Marketable securities	34.4	0.3
Short-term investments	108.8	168.8
Working capital	265.3	272.2
Total stockholders’ equity	100.1	106.6